This report is signed on behalf of the registrant in the City of St. Paul and State of Minnesota on The 28th day of February 2006.









                                    MAIRS AND POWER GROWTH FUND, INC.




                                    By   /s/ William B. Frels
                                        ----------------------------------
                                         William B. Frels, President





WITNESS




 /s/ Jon A. Theobald
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Jon A. Theobald, Secretary